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                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Bancorp Hawaii, Inc. for the registration of Junior Subordinated Debt Securities of Bancorp Hawaii, Inc. and Capital Securities of the Issuer Trust and to the incorporation by reference therein of our report dated January 22, 1997, with respect to the consolidated financial statements of Bancorp Hawaii, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                      /s/ Ernst & Young LLP



Honolulu, Hawaii
February 27, 1997